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                                                                    Exhibit 21.1

   LIST OF SUBSIDIARIES OF MYRIAD GENETICS, INC.

           Company Name                                                      Jurisdiction of Incorporation
           ------------                                                      ------------------------------
   Myriad Genetic Laboratories, Inc.                                               Delaware
   (formerly known as Myriad Diagnostic Services, Inc.)

   Myriad Financial, Inc.                                                          Utah

   Myriad Pharmaceuticals, Inc.                                                    Delaware